UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 12, 2018
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On July 12, 2018, Cabot Financial (Luxembourg) S.A. (the “Issuer”), an indirect subsidiary of Encore Capital Group, Inc. (“Encore”), announced results of an exchange offer whereby holders of the outstanding £100.0 million Senior Secured Notes due 2020 (the “Existing 2020 Cabot Notes”) and the outstanding £175.0 million Senior Secured Notes due 2021 (the “Existing 2021 Cabot Notes”, and together, the “Existing Notes”) exchanged their Existing Notes for Senior Secured Notes due 2023 (the “Exchange Notes”).

As of the expiration of the exchange offer at 4.00 p.m. (London time) on July 12, 2018, the Issuer had received valid offers for the exchange of £31.7 million in aggregate principal amount of the Existing 2020 Cabot Notes and £95.0 million in aggregate principal amount of the Existing 2021 Cabot Notes pursuant to the exchange offer, for a total of £126.7 million. Notes tendered in the exchange offer will be exchanged at a ratio of 1.01 Exchange Notes per note tendered, and therefore the aggregate nominal amount of Exchange Notes to be issued as part of the Exchange Offer will be £128.0 million. To the extent any offers to exchange are received following the expiration of the exchange offer, the Issuer may, in its sole discretion, accept such offers, in which case the amount of Exchange Notes to be issued will increase, however any such increase is not expected to be material. The Issuer will pay in cash to exchanging holders (i) exchange consideration of £41.88 per £1,000 for Existing 2020 Cabot Notes and £16.25 per £1,000 for Existing 2021 Cabot Notes, plus (ii) the relevant accrued and unpaid interest on the Existing Notes exchanged up to (but excluding) the settlement date for the exchange offer, less (iii) accrued interest on the Exchange Notes from and including April 1, 2018 up to (but excluding) the settlement date.

The Issuer also announced the pricing of £34.5 million of additional notes (the “Additional Notes”) at 99.000% plus accrued interest from and including April 1, 2018, which were issued under the indenture for the Senior Secured Notes due 2023 and will constitute a single series with the Exchange Notes and the Senior Secured Notes due 2023. The Additional Notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

The Exchange Notes and the Additional Notes will be issued as additional notes under the indenture entered into by the Issuer, among others, dated October 6, 2016 (the “Indenture”) and will be part of the same series as the Issuer’s currently outstanding £350.0 million 7.500% Senior Secured Notes due 2023 issued thereunder.

The Exchange Notes and the Additional Notes will not be registered under the Securities Act. The Exchange Notes and the Additional Notes will be guaranteed on a senior secured basis by Cabot Credit Management plc, Cabot Financial Limited and all material subsidiaries of Cabot Financial Limited (other than the Issuer, Marlin Intermediate Holdings plc and Cabot Securitisation UK Limited) (each a subsidiary of Encore and collectively, the “Guarantors”). The Exchange Notes and the Additional Notes will be secured by a first-ranking security interest in all the outstanding shares of the Issuer and the Guarantors (other than Cabot Credit Management plc and Marlin Midway Limited) and substantially all the assets of the Issuer and the Guarantors (other than Cabot Credit Management plc).

The Exchange Notes and the Additional Notes will bear interest at a fixed rate equal to 7.500% per annum. The Issuer will pay interest on the Exchange Notes and the Additional Notes semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2018. The Exchange Notes and the Additional Notes will mature on October 1, 2023.

The net proceeds of such Additional Notes will be used to partially repay the revolving credit facilities of Cabot Financial (UK) Limited and the remainder, if any, for general corporate purposes, which may include payment of fees, expenses and commissions incurred in connection with the offering of Additional Notes and the exchange offer and premiums and accrued interest payable in connection with the exchange offer and other corporate transactions.

In addition, in connection with a consent solicitation that was undertaken concurrently with the Exchange Offer, the Issuer has received the requisite consents required in order to amend the indenture for the Existing 2020 Cabot Notes and the indenture for the Existing 2021 Cabot Notes to align the covenants with those in the Indenture.  The amendments to the indenture for the Existing 2021 Cabot Notes were effective on July 11, 2018, and the amendments to the indenture for the Existing 2020 Cabot Notes were effective on July 12, 2018.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Fifth Supplemental Indenture dated July 11, 2018 to Indenture dated as of March 27, 2014
4.2	Seventh Supplemental Indenture dated July 12, 2018 to Indenture dated as of August 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2018	ENCORE CAPITAL GROUP, INC.
/s/ Jonathan Clark
Jonathan Clark
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Fifth Supplemental Indenture dated July 11, 2018 to Indenture dated as of March 27, 2014
4.2	Seventh Supplemental Indenture dated July 12, 2018 to Indenture dated as of August 2, 2013